UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 11, 2015

EMPIRE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12127	22-3136782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 Linwood Avenue Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 944-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to the Uncommitted Credit Agreement

On June 11, 2015, Empire Resources, Inc. (the “Company”) entered into that certain Second Amendment to its Uncommitted Credit Agreement, dated as of June 11, 2015, by and among the Company, as borrower, each of the lenders signatory thereto (collectively, the “Uncommitted Banks”) and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent for the Uncommitted Banks (the “Second Amendment”).

The Second Amendment amended the Company’s existing Uncommitted Credit Agreement, dated as of June 19, 2014, as amended (the “Uncommitted Credit Agreement”), to, among other things, amend certain definitions to include eligible receivables and inventory of the Company’s U.K. subsidiary.

The Second Amendment also amended the termination date for the revolving credit line from June 19, 2015 to June 18, 2016.

For additional information about the Uncommitted Credit Agreement, see Exhibit 10.2 to the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission on June 25, 2014. For additional information about the First Amendment to the Uncommitted Credit Agreement, see Exhibit 10.2 to the Company’s Current Report filed on Form 8-K with the Securities and Exchange Commission on December 19, 2014.

A copy of the Second Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing descriptions of the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the Second Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information from Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to the Uncommitted Credit Agreement, dated as of June 11, 2015, by and among Empire Resources, Inc., each of the Uncommitted Banks signatory thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent for the Uncommitted Banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESOURCE, INC.

Dated: June 12, 2015	By:	/s/ Sandra Kahn
Name: Sandra Kahn
Title: Chief Financial Officer